Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Employee Stock Purchase Plan of Silicon Storage Technology, Inc. of our report dated January 4, 2008, with respect to the financial statements of Advanced Chip Engineering Technology Inc. included in the Annual Report on Form 10-K of Silicon Storage Technology, Inc. for the year ended December 31, 2008 filed with Securities and Exchange Commission.

/S/ ERNST & YOUNG

Certified Public Accountants
Hsinchu, Taiwan
Republic of China
July 24, 2009